Exhibit 99.1

INCOME FUND
EIGHT A L.P.

2006 ANNUAL

PORTFOLIO OVERVIEW

ICON Income Fund Eight A L.P.

- 2006 Annual Portfolio Overview -

Dear Partner of ICON Income Fund Eight A L.P.:

ICON Income Fund Eight A L.P. (“Eight A”) raised $75,000,000 commencing with its initial offering on September 23, 1998 through the closing of the offering on May 17, 2000.  As of December 31, 2006, Eight A had 735,232 limited partnership units outstanding and no additional partners have been admitted since such date.

During the Fall of 2005, Eight A entered its Liquidation Period, during which its assets are being sold in the ordinary course of its operations.  The leased equipment in Eight A’s portfolio is subject to two types of leases: (i) growth leases, where the rental cash flows have been assigned or pledged to a lender, and (ii) income leases, where Eight A retains the rental cash flows.  While income leases produce monthly cash flows, growth leases permit Eight A to retain an interest in the future value of the equipment on a leveraged equity basis.  Eight A’s General Partner, ICON Capital Corp. (the “General Partner”), expects that the future value of the equipment in growth leases will be greater than Eight A’s initial cash investment.

Cash generated from these investments has facilitated Eight A’s distributions to investors.  The availability of cash used for distributions to limited partners depends on the requirements for expenses and reserves.

News Covering the Fourth Quarter of 2006

•  Global Crossing Telecommunications, Inc. (“Global Crossing”), an internet protocol based telecommunications provider, announced that it was named the Best Global Wholesale Provider for the seconding year running and its CEO was named best business leader of the year by Capacity magazine.  (Source:  Global Crossing press release, dated November 14, 2006)

•  FedEx Corporation (“FedEx”) announced  it has acquired ANC Holdings Limited, a United Kingdom domestic express transportation company for £120 million. This transaction will allow FedEx Express, an operating unit of FedEx,  to directly serve the entire UK domestic market, providing a broader range of shipping options and enhanced service under the trusted FedEx brand.  (Source: FedEx press release, dated December 18, 2006)

Neither Eight A nor the General Partner accepts any responsibility for, or assumes any liability for, any duty to update or reliance upon the contents, accuracy, completeness, usefulness or timeliness of any of the information contained under the heading “News Covering the Reporting Period.”

Portfolio Overview

Eight A’s leased equipment portfolio is comprised of investments made both directly and indirectly through joint ventures with its affiliates.  As of December 31, 2006, Eight A’s portfolio consisted primarily of:

Income leases

•  Manufacturing equipment subject to a thirty-six month lease with PlayCore Wisconsin, Inc.  The equipment is used in the manufacture of playground equipment and backyard products for consumer and commercial markets such as municipalities, parks, recreation departments, schools and other institutions.  The cash purchase price of the equipment was approximately $4,000,000.  The lease is scheduled to expire on December 31, 2008.

•  State-of-the-art telecommunications equipment that Eight A, along with certain of its affiliates, acquired from various vendors.  The equipment is subject to a forty-eight month lease with Global Crossing, which lease is scheduled to expire on March 31, 2010.  Eight A purchased its 8% ownership interest in the entity that owns the equipment for approximately $2,000,000.

•  Office fixtures, furniture and telephone systems subject to a finance lease with Regus Business Centre Corp.  Eight A purchased the equipment for approximately $4.8 million in cash.  In March 2003, the lease was restructured as part of a bankruptcy settlement.  The lease was extended for an additional 48 months at a reduced rental rate.

Growth leases

•  A 90% interest in a joint venture which owns one McDonnell Douglas DC-10-30 aircraft (N318FE) on lease to FedEx.  Eight A’s interest in the aircraft was purchased for $19,340,000, of which approximately $3,436,000 was paid by Eight A and the balance was comprised of non-recourse debt.  The lease expires in March 2007.   During 2005, Eight A recorded an impairment loss of $3,586,000 on the aircraft.  The aircraft will carry a zero debt balance at lease expiry since the rentals completely pay-down the debt.  FedEx purchased the aircraft in the first quarter of 2007.

•  A tugboat (M/V Michigan) and oil barge (Great Lakes) chartered to Keystone Great Lakes until January 2008.  The charter is guaranteed by BP Amoco Plc.  These vessels were purchased for approximately $12,923,000, of which approximately $5,628,000 was paid by Eight A and the balance was comprised of non-recourse debt.

Unguaranteed Residual Interests

Eight A also has a $1,997,000 investment in an unguaranteed residual interest in an offshore oil drilling rig.

Off-lease Equipment

Eight A also owns Airbus A310-200 aircraft rotables formerly leased to Sabena Belgian World Airways, Sabena Oman and Sabena MEA.  At September 30, 2006, the General Partner, based upon recent negotiations with potential buyers, determined that the aircraft rotables may be impaired.  Accordingly, Eight A recorded an impairment loss of approximately $115,500 to more closely reflect the current fair market value of the aircraft rotables.  The total impairment loss on these rotables during 2006 was approximately $257,440.  All of the aircraft rotables are currently off-lease and are being actively remarketed.

10% Status Report

As of the end of the reporting period, the assets subject to two leases individually constituted at least 10% of the aggregate purchase price of Eight A’s asset portfolio: (1) the FedEx N318FE aircraft; and (2) the M/V Michigan and Great Lakes.  Only the M/V Michigan and Great Lakes charter is scheduled to remain on lease throughout the next fiscal year.  The charter for the M/V Michigan and Great Lakes is scheduled to expire in January 2008.  As of December 31, 2006, the FedEx N318FE aircraft had three months remaining on its lease, which was scheduled to expire in March 2007.  FedEx provided irrevocable notice of its intent to purchase the aircraft at lease expiry and the disposition of the aircraft is detailed below.

As of December 31, 2006, to the best of the General Partner’s knowledge, both vessels remain seaworthy, maintained in good commercial marine standards and in accordance with the laws and regulations of the U.S.C.G., as required under each charter.

Events Subsequent to December 31, 2006

•  On March 30, 2007, the joint venture sold Aircraft N318FE to FedEx for approximately $4,260,000 resulting loss on the sale of the aircraft of approximately $1,025,000. Eight A’s portion of sales proceeds and the loss on sale were approximately $3,834,0000 and $920,000, respectively.

•  Eight A received its last lease payment from Regus in February 2007 at which time, in accordance with the lease terms, title to the equipment passed to Regus.

Distribution Analysis

As mentioned above, during the Fall of 2005, Eight A entered into its Liquidation Period.  From the start of the Liquidation Period through August 2006, Eight A continued to make monthly distributions at a rate of 5.375% per annum.  As of September 1, 2006, Eight A reduced its distribution rate to 3.5% per annum.  Cash available for distributions was generated substantially through cash from operations.  From the inception of the offering period, Eight A has made ninety-nine monthly distributions to its limited partners.  During 2006, Eight A paid its limited partners $3,496,273 in cash distributions.  As of December 31, 2006, a $10,000 investment made at the initial closing would have received $6,826 in cumulative distributions representing a return of approximately 68% of such initial investment.

Fund Summary

Offering Period	9/23/1998 – 5/17/2000
Size of offering	$75,000,000
Original No. of Investors	2,906

Outlook and Overview

Excluding the Regus lease and the FedEx lease that expired in February and March 2007, respectively, Playcore is the next lease scheduled to expire (in December 2008).

As of December 31, 2006, Eight A had $182,901 in cash and cash equivalents on hand.  Substantially all of Eight A’s cash flows are derived from income leases and residual realizations.  On a monthly basis, Eight A deducts from such cash flows recurring operating expenses and assesses cash flows required for known re-leasing costs and equipment management costs.  The remaining cash flows are then available for monthly distribution to investors.

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Consolidated Balance Sheets
December 31,

ASSETS

	2006	2005
Cash and cash equivalents	$182,901	$1,419,446

Investments in finance leases:
Minimum rents receivable	3,278,319	5,696,391
Estimated unguaranteed residual values	200,000	200,000
Initial direct costs, net	92,544	138,816
Unearned income	(450,161)	(1,095,644)

Net investments in finance leases	3,120,702	4,939,563

Investments in operating leases:
Equipment, at cost	26,521,700	26,521,700
Accumulated depreciation	(14,392,245)	(11,412,469)

Net investments in operating leases	12,129,455	15,109,231

Investments in joint ventures	3,718,407	4,004,228
Equipment held for sale, net	44,933	323,001
Other assets, net	1,721,706	805,465

Total assets	$20,918,104	$26,600,934

LIABILITIES AND PARTNERS' EQUITY

Liabilities:
	2006	2005
Notes payable - non-recourse	$6,973,889	$12,436,977
Accrued interest payable - non recourse	354,914	264,571
Accounts payable and accrued expenses	239,301	376,301
Due to General Partner	518,986	253,662
Minority interest	418,241	109,682

Total liabilities	8,150,417	13,441,193

Commitments and contigencies

Partners' equity:
General Partner	(520,288)	(517,128)
Limited Partners (735,232 and 736,882 units outstanding,
$100 per unit original issue price)	13,287,975	13,676,869

Total partners' equity	12,767,687	13,159,741

Total liabilities and partners' equity	$20,918,104	$26,600,934

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Operations
Years Ended December 31,

	2006	2005	2004
Revenue:
Rental income	$7,236,254	$8,199,521	$4,853,982
Finance income	645,483	994,090	2,331,181
Income from investments in joint ventures	219,075	12,817	120,762
Net gain on sales of equipment and residual values	19,650	4,886,943	124,206
Net gain (loss) on lease termination	-	630,000	(3,420)
Realized gain on sale of convertible notes	-	1,544,573	-
Interest and other income	27,549	220,684	151,720

Total revenue	8,148,011	16,488,628	7,578,431

Expenses:
Impairment loss	257,440	5,422,609	3,529,480
Depreciation and amortization	3,033,905	7,574,950	4,592,730
Interest	548,436	1,383,131	1,955,361
Management fees - General Partner	174,711	508,938	538,159
Administrative expense reimbursements - General Partner	139,079	355,541	301,704
General and administrative	469,124	328,397	271,914
Reversal of bad debt expense	-	(125,842)	(102,879)
Minority interest	308,559	(246,137)	13,315

Total expenses	4,931,254	15,201,587	11,099,784

Net income (loss)	$3,216,757	$1,287,041	$(3,521,353)

Net income (loss) allocable to:
Limited Partners	$3,184,589	$1,274,171	$(3,486,139)
General Partner	32,168	12,870	(35,214)

	$3,216,757	$1,287,041	$(3,521,353)

Weighted average number of limited partnership
units outstanding	735,351	738,991	739,966

Net income (loss) per weighted average
limited partnership unit	$4.33	$1.72	$(4.71)

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Statement of Changes in Partners' Equity
Years Ended December 31, 2004, 2005 and 2006

				Accumulated
	Limited Partner			Other	Total
	Units	Limited	General	Comprehensive	Partners'
	Outstanding	Partners	Partner	Income	Equity
Balance, January 1, 2004	742,308	$24,019,341	$(414,398)	$-	$23,604,943

Limited partnership units redeemed	(2,793)	(135,886)	-	-	(135,886)
Cash distributions to partners	-	(3,924,505)	(40,221)	-	(3,964,726)
Unrealized gain on valuation of convertible notes	-	-	-	625,000	625,000
Net loss	-	(3,486,139)	(35,214)	-	(3,521,353)

Balance, December 31, 2004	739,515	16,472,811	(489,833)	625,000	16,607,978

Limited partnership units redeemed	(2,633)	(93,773)	-	-	(93,773)
Cash distributions to partners	-	(3,976,340)	(40,165)	-	(4,016,505)
Realized gain on sale of convertible notes	-	-	-	(625,000)	(625,000)
Net income	-	1,274,171	12,870	-	1,287,041

Balance, December 31, 2005	736,882	13,676,869	(517,128)	-	13,159,741

Limited partnership units redeemed	(1,650)	(77,210)	-	-	(77,210)
Cash distributions to partners	-	(3,496,273)	(35,328)	-	(3,531,601)
Net income	-	3,184,589	32,168	-	3,216,757

Balance, December 31, 2006	735,232	$13,287,975	$(520,288)	$-	$12,767,687

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows
Years Ended December 31,

	2006	2005	2004
Cash flows from operating activities:
Net income (loss)	$3,216,757	$1,287,041	$(3,521,353)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Rental income paid directly to lenders by lessees	(7,236,254)	(8,199,521)	(4,131,697)
Finance income paid directly to lenders by lessees	(645,483)	(994,090)	(2,331,181)
Income from investments in joint ventures	(219,075)	(12,817)	(120,762)
Net gain on sales of equipment and residual values	(19,650)	(4,886,943)	(124,206)
Net (gain) loss on lease termination	-	(630,000)	3,420
Realized gain on sale of convertible notes	-	(1,544,573)	-
Impairment loss	257,440	5,422,609	3,529,480
Depreciation and amortization	3,033,905	7,574,950	4,592,730
Interest expense on non-recourse financing paid directly
to lenders by lessees	548,436	1,245,414	1,542,589
Reversal of bad debt expense	-	(125,842)	(102,879)
Minority interest	308,559	(246,137)	13,315
Changes in operating assets and liabilities:
Collection of principal - non-financed receivables	2,418,072	796,897	747,763
Other assets	36,061	(1,220)	(68,695)
Accounts payable and accrued expenses	(137,000)	350,913	(579,875)
Due to General Partner and affiliates, net	120,324	(32,999)	157,299
Deferred rental income	-	-	(607,050)

Net cash provided by (used in) operating activities:	1,682,092	3,682	(1,001,102)

Cash flows from investing activities:
Investment in operating leases	-	(133,393)	(3,946,759)
Investment in finance leases	-	(4,040,000)	-
Proceeds from sales of equipment and unguaranteed residual vlaues	40,278	25,143,779	1,399,561
Proceeds from lease termination	-	630,000	-
Proceeds from the sale of convertible notes	-	1,544,573	-
Loans and advances to affiliates	-	-	(265,000)
Distributions to minority interest in joint ventures	-	(68,308)	(72,812)
Contributions made to joint ventures	-	(2,000,000)	(11,540)
Distributions received from joint ventures	504,896	16,001	649,661

Net cash provided by (used in) investing activities:	545,174	21,092,652	(2,246,889)

Cash flows from financing activities:
Proceeds from note payable - non-recourse	-	-	11,193,368
Proceeds from note payable - recourse	-	775,000	6,015,000
Repayments of notes payable - non-recourse	-	(11,659,805)	(3,619,124)
Repayments of notes payable - recourse	-	(5,400,000)	(5,574,547)
Advances from General Partner, net	145,000	-	-
Cash distributions to partners	(3,531,601)	(4,016,505)	(3,964,726)
Redemption of limited partner units	(77,210)	(93,773)	(135,886)

Net cash (used in) provided by financing activities:	(3,463,811)	(20,395,083)	3,914,085

Net (decrease) increase in cash and cash equivalents	(1,236,545)	701,251	666,094
Cash and cash equivalents, beginning of the year	1,419,446	718,195	52,101

Cash and cash equivalents, end of the year	$182,901	$1,419,446	$718,195

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows
Years Ended December 31,

	2006	2005	2004
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$-	$140,309	$412,872

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid directly to lenders by lessees	$6,276,095	$10,527,945	$9,600,944
Non-recourse debt acquired through majority ownership of
a previously minority owned joint venture	$-	$-	$15,216,101
Investment in operating lease acquired through majority ownership
of a previously minority owned joint venture	$-	$-	$20,700,354
Transfer of investment in residual values to investment in
operating leases	$-	$-	$8,034,770
Joint venture interests acquired from affiliate in exchange
for amounts owed	$-	$-	$265,000

Transactions with Related Parties

Prior to April 1, 2006, in accordance with the terms of the Management Agreement, Eight A paid the General Partner (i) management fees ranging from 1% to 7% based on a percentage of the rental payments received either directly by Eight A or through joint ventures and (ii) acquisition fees of 3% calculated based on the gross value of Eight A’s acquisition transactions.  In addition, the General Partner was reimbursed for administrative expenses incurred by it in connection with Eight A's operations.  Effective April 1, 2006, the General Partner waived its rights to future management fees and administrative expense reimbursements.

The General Partner also has a 1% interest in Eight A’s profits, losses, cash distributions and distribution proceeds.  Eight A paid distributions to the General Partner of $35,328, $40,165 and $40,221, respectively, for each of the three years ended December 31, 2006, 2005 and 2004, respectively. Additionally, the General Partner’s interest in Eight A’s net income was $32,168 and $12,870 for each of the two years ended December 31, 2006 and 2005, respectively, and the General Partners interest in Eight A’s net loss was $35,214 the year ended December 31, 2004.

Eight A had a payable of $518,986 and $253,662 due to the General Partner at December 31, 2006 and 2005, respectively. Eight A owed the General Partner $192,786 for accrued and unpaid administrative expense reimbursements, of which $72,462 are unpaid from December 31, 2005, and approximately $181,000 for accrued and unpaid acquisition fees for the year ended December 31, 2005. In addition, the General Partner advanced Eight A $190,000 during 2006. Eight A has repaid $45,000. This advance is payable on demand and does not accrue interest.

    Fees and other expenses charged to operations incurred by Eight A and paid or accrued to the General Partner or its affiliates for the years ended December 31, 2006, 2005 and 2004, respectively, were as follows:

	Years Ended December 31,
	2006	2005	2004
Acquisition fees (1)	$-	$181,200	$-
Management fees (2)	174,711	508,938	538,159
Administrative expense reimbursements (2)	139,079	355,541	301,704

	$313,790	$1,045,679	$839,863

(1) Amount included in other assets and amortized over the life of the related asset.
(2) Charged directly to operations.

*Limited Partners may obtain a summary of administrative expense reimbursements upon request.

Your participation in Eight A is greatly appreciated and we look forward to sharing future successes.

Sincerely,

ICON Capital Corp., General Partner

Thomas W. Martin
Chairman, Chief Executive Officer and President

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws.  Please be advised that, unless required by a regulatory authority such as the NASD or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA.  These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of  similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

• Visiting www.iconcapital.com
or
• Visiting www.sec.gov
or
• Writing us at: PO Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep Eight A’s costs down as mailing this report to all investors is expensive. Nevertheless, the reports are immediately available on your request.